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                                                                    EXHIBIT 23.4


                   CONSENT OF BROWN, PARKER & LEAHY, L.L.P.
                  CONCERNING FEDERAL INCOME TAX CONSEQUENCES


        We hereby consent to the use of the form of our opinion as herein set forth as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "The Merger - Certain Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.




Houston, Texas
May 27, 1997